UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
 (Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

          As of February 25, 2013, Ark Restaurants Corp. (the “Company”) entered into a Credit Agreement with Bank Hapoalim B.M. (the “Bank”). The term loan is evidenced by a Promissory Note in favor of the Bank in the amount of $3,000,000 and matures on February 25, 2016. Interest shall accrue at an annual rate equal to LIBOR plus 3.0% per year. The term loan is expected to be used for acquisitions of entities or interests in entities.

          In addition, subject to certain conditions, the Bank is prepared to extend for one year (with a one-year extension) an uncommitted Line of Credit of up to $1,500,000 to the Company and any subsidiary of the Company for the purpose of issuing standby letters of credit to support lease obligations of such applicant.

          The term loan is secured by a senior secured interest in all of the Company’s personal and fixture property, but generally not in any directly held investment property or general intangibles.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          See discussion in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

10.1	Promissory Note made by the Company to Bank Hapoalim B.M., issued as of February 25, 2013.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

/s/ Michael Weinstein

	By:	Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 1, 2013